Subsidiaries of the Registrant


                                                              Jurisdiction of
         Subsidiaries                                         Incorporation
         ------------                                         -------------

         None




                Subsidiaries of St. Edmond's Federal Savings Bank


                                                              Jurisdiction of
         Subsidiaries                                         Incorporation
         ------------                                         -------------

         SE Investment Services Corp.                         Pennsylvania